EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-139115) pertaining to the Employee Stock Ownership Plan (With 401(k) Provisions) of Venture Financial Group, Inc. of our report dated July 8, 2010, with respect to the financial statements of the Venture Financial Group, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) included in this Annual Report (Form 11-K) for the year ended December 28, 2009.

/s/Campbell Taylor & Company
September 17, 2010